Exhibit 99.10

January 24, 2007

Board of Directors
China Digital Wireless, Inc.
429 Guangdong Road
Shanghai, China 200001

Dear Board of Directors of China Digital Wireless, Inc.

I hereby resign my position as the Chief Financial Officer of China Digital Wireless, Inc.("Company"), effective January 24, 2007.

This resignation is not the result of any disagreement with the Company. I have no claim against the Company for fees or compensation relating to my services. I enjoyed my term serving the Company. I sincerely wish the Company continued success, and I want to thank you for all the support you have given me. Please feel free to contact me at any time if I can be of further assistance.
Sincerely,

/s/Fang Qian
Fang Qian